UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 23, 2009

SPECTRUM GROUP INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-11988	22-2365834
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

18061 Fitch Irvine, CA 92614
(Address of Principal Executive Offices) (Zip Code)

949-955-1250
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 23, 2009, James M. Davin, a director of Spectrum Group International, Inc. (the “Company”), the Chairman of the Audit Committee and member of the Nominating and Corporate Governance and Compensation Committees, declined to stand for re-election at the upcoming 2009 Annual Meeting of Stockholders.  See Item 8.01 below.

Item 8.01.          Other Events.

2009 Annual Meeting of Stockholders

On November 25, 2009, the Company announced that the 2009 Annual Meeting of Stockholders of the Company has been scheduled for December 17, 2009.  The meeting will be held at the Hilton Hotel (Madison Suite), 1335 Avenue of the Americas, New York, New York, starting at 9:00 a.m.  Stockholders of record at the close of business on October 27, 2009 are entitled to notice of, and to vote at, this meeting.

Nomination of Directors

On November 23, 2009, the Nominating and Corporate Governance Committee of the Board of Directors nominated the following individuals to stand for election at the 2009 Annual Meeting of Stockholders.  All nominations were accepted by the Board of Directors.

Antonio Arenas, George Lumby and Jess Ravich for election to the Board to serve as directors in the class of directors (Class I) whose term expires in 2010;

Greg Roberts and Christopher W. Nolan, Sr. for election to the Board to serve as directors in the class of directors (Class II) whose term expires in 2011; and

Jeffrey Benjamin and John U. Moorhead for election to the Board to serve as directors in the class of directors (Class III) whose term expires in 2012.

Press Release

On November 25, 2009, the Company issued a press release announcing, among other things, the time, date and place of the 2009 Annual Meeting of Stockholders, the nomination of individuals to stand for election at the 2009 Annual Meeting of Stockholders and the retirement of Mr. Davin from the Board of Directors effective as of December 17, 2009. A copy of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.          Financial Statements and Exhibits.

(d)  Exhibits.

99.1      Press Release of Spectrum Group International, Inc., dated November 25, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	November 25, 2009

SPECTRUM GROUP INTERNATIONAL, INC.

By: /s/ Carol Meltzer
Name: Carol Meltzer
Title: Chief Administrative Officer and
General Counsel